UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

DEPARTURE OF MEMBERS OF FREDDIE MAC’S BOARD OF DIRECTORS

On September 11, 2008, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) filed a current report on Form 8-K with the Securities and Exchange Commission regarding the appointment of the Federal Housing Finance Agency (“FHFA”) as Freddie Mac’s conservator and disclosing that, as conservator and by operation of law, FHFA immediately succeeded to all rights, titles, powers and privileges of Freddie Mac, and of any stockholder, officer or director of Freddie Mac with respect to Freddie Mac and its assets. On September 22, 2008, Richard Karl Goeltz and Stephen A. Ross resigned from the Board of Directors of Freddie Mac, effective immediately. On September 23, 2008, Michelle Engler and William M. Lewis, Jr. resigned from the Board of Directors of Freddie Mac, effective immediately. On September 25, 2008, Geoffrey T. Boisi, Thomas S. Johnson and Jerome P. Kenney resigned from the Board of Directors of Freddie Mac, effective immediately.

DEPARTURE OF FREDDIE MAC’S CHIEF FINANCIAL OFFICER AND APPOINTMENT OF INTERIM CHIEF FINANCIAL OFFICER

On September 22, 2008, Anthony S. Piszel was terminated without cause as Executive Vice President and Chief Financial Officer of Freddie Mac as a result of a determination by the Director of FHFA. The Director of FHFA has also determined that severance payments (including any post-termination salary, any annual bonus for 2008 and any further vesting of stock grants) contemplated in Mr. Piszel’s employment agreement with Freddie Mac are golden parachute payments within the meaning of 12 U.S.C. § 4518(e)(4) and should not be paid.

On September 24, 2008, David B. Kellermann, age 41, Senior Vice President — Corporate Controller and Principal Accounting Officer, was appointed interim Chief Financial Officer, effective immediately. Mr. Kellermann was appointed Senior Vice President — Corporate Controller and Principal Accounting Officer in March 2008. Prior to that appointment, he served as Senior Vice President, Business Area Controller, starting in October 2006, and as Vice President, Strategy Execution and Integration from February 2005 until October 2006, during which time he also assumed responsibility for the Finance Program Management Office. Before that, Mr. Kellermann held the positions of Vice President, Valuation, Risk Management and Investment Process from November 2003 to February 2005 and Vice President, Mortgage Portfolio Investment Process from May 2003 to November 2003. Mr. Kellermann also held various other positions at our company since joining us in 1992, including Portfolio Management Director — Senior from March 2002 to May 2003. Mr. Kellermann is eligible to participate in Freddie Mac’s compensation and benefit programs available to executive officers generally, including the retention plan and 2009 annual compensation plan described in Freddie Mac’s current report on Form 8-K filed on September 23, 2008.

Item 7.01.  Regulation FD Disclosure

On September 26, 2008, Freddie Mac issued its August 2008 Monthly Volume Summary. The Monthly Volume Summary, a copy of which is furnished as Exhibit 99.1 to this report, is incorporated herein by reference.

The information in this item, including Exhibit 99.1 submitted herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed to be incorporated by reference into any disclosure document relating to Freddie Mac, except to the extent, if any, expressly set forth by specific reference in such document.

Item 8.01.  Other Events

STATEMENT OF FHFA DIRECTOR RELATING TO SUBORDINATED DEBT INTEREST AND PRINCIPAL PAYMENTS

In a September 23, 2008 statement concerning the conservatorship, the Director of FHFA stated that Freddie Mac would continue to make interest and principal payments on Freddie Mac’s subordinated debt, even if Freddie Mac fails to maintain required capital levels. As a result, the terms of any Freddie Mac subordinated debt that provide for Freddie Mac to defer payments of interest under certain circumstances, including its failure to maintain specified capital levels, are no longer applicable.

CONSERVATOR’S DETERMINATION RELATING TO TERMINATION OF REIT DIVIDENDS

On September 19, 2008, the Director of FHFA, acting as conservator of Freddie Mac, advised the company of FHFA’s determination that no further common or preferred stock dividends should be paid by Freddie Mac’s real estate investment trust (REIT) subsidiaries, Home Ownership Funding Corporation and Home Ownership Funding Corporation II. FHFA specifically directed Freddie Mac (as the controlling shareholder of both companies) and the boards of directors of both companies not to declare or pay any dividends on the Step-Down Preferred Stock of the REITs until FHFA directs otherwise.

Item 9.01.  Financial Statements and Exhibits.

  (d)  Exhibits.

The following exhibit is being furnished as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	August 2008 Monthly Volume Summary issued by Freddie Mac on September 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ David M. Moffett

David M. Moffett
Chief Executive Officer

Date: September 26, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	August 2008 Monthly Volume Summary issued by Freddie Mac on September 26, 2008.